Exhibit 10.2

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the "Agreement"), dated as of January 27, 2020 by and between NanoViricides, Inc., a Nevada corporation (the "Company"), the investor listed on the signature page attached hereto under the heading "Holder" (the "Holder" and together with the Company, the "Parties"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement or the Existing Warrants (each as defined below), as applicable.

WHEREAS:

A.    Pursuant to a Securities Purchase Agreement dated as of February 27, 2019 by and among the Company, the Holder and a certain other buyer party thereto (the "Securities Purchase Agreement"), the Company sold to the Holder and such other buyers: (i) shares (the "Common Shares") of the Company’s common stock, par value $0.001 per share (the "Common Stock") pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-216345), which became effective on April 25, 2017 and (ii) warrants to purchase 173,611 shares of Common Stock in the form attached as Exhibit A to the Securities Purchase Agreement (the "Existing Warrants").

B.     The Company offered and sold 2,500,000 shares of Common Stock for $3.00 per share pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-235306), which became effective on January 9, 2020 (the "Underwritten Offering").

C.     The Parties entered into a Settlement Agreement and Mutual Release on January 24, 2020 with respect to the Underwritten Offering (the "Settlement Agreement"), which includes a binding terms sheet as Exhibit I attached thereto, which contemplates the entry into this Agreement to fully implement the agreements described in such binding term sheet.

D.    Subject to the terms and conditions set forth in this Agreement and in reliance on Section 3(a)(9) of the Securities Act, the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, all of the Holder's Existing Warrants for (i) the number of shares of Common Stock set forth on the Holder's signature page attached hereto (the "New Common Shares") and (ii) warrants in the form attached as Exhibit A to this Agreement to purchase a number of shares of Common Stock set forth on the Holder's signature page attached hereto (the "New Warrants").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

(1)            Exchange.

a.	On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Holder's Existing Warrants for (i) the number of New Common Shares set forth on the Holder's signature page attached hereto and (ii) New Warrants to purchase the number of shares of Common Stock set forth on the Holder's signature page attached hereto. The date and time of the closing (the "Closing") of the transactions specified in this Section 1 (the "Closing Date") shall be 10:00 a.m., New York City Time, on January 29, 2020 (or such other date and time as is mutually agreed to by the Company and the Holder in writing) provided that the conditions to Closing set forth in Sections 4 and 5 hereof are satisfied. The Closing shall occur at the offices of ________________ or at such other time and place as the Company and the Holder mutually agree (the "Closing" and such date, the "Closing Date"). The Closing may also be undertaken remotely by electronic transfer of Closing documentation At the Closing, the following transactions shall occur (such transaction the "Exchange"):

i)           On the Closing Date, in exchange for the Existing Warrants, the Company shall (x) credit to the balance account of the Holder with The Depository Trust Company through its Deposit / Withdrawal at Custodian system (with such DWAC Instructions as specified on the Holder's signature page attached hereto or as otherwise specified in writing by the Holder to the Company prior to the Closing), the number of New Common Shares as set forth on the Holder's signature page attached hereto, and (y) deliver the New Warrants to purchase the number of shares of Common Stock as set forth on the Holder's signature page attached hereto to the Holder or its designee in accordance with the Holder's delivery instructions set forth on the Holder's signature page attached hereto. Upon receipt of the New Common Shares and the New Warrants, all of the Holder's rights under the Existing Warrants and, except as set forth in Section 6, the Securities Purchase Agreement shall be extinguished. The Holder shall tender to the Company the Existing Warrants as soon as practicable following the Closing Date for cancellation.

ii)           On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the New Common Shares and the New Warrants, irrespective of the date such New Warrants are delivered to the Holder in accordance herewith.

(2)            Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to the Company:

a.                   Organization; Authorization; Enforcement. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full right, corporate or partnership power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise carry out its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

b.                  No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

c.                   Title. The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Existing Warrants, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Holder, which shall terminate upon the Closing, and encumbrances under federal or state securities laws ("Claims"). Except as set forth herein, the Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Warrants or its rights in the Existing Warrants, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Existing Warrants. Good and valid title to the Existing Warrants, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby.

d.                  Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Holder has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Holder was first contacted regarding the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case the Holder is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of its assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of its assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the New Common Shares and the New Warrants covered by this Agreement. Other than to the Holder's representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating, reserving or borrowing shares in order to effect Short Sales or similar transactions in the future.

(3)            Company Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants, as applicable, to the Holder that:

a.                   Organization and Qualification. The Company is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own their properties and to carry on their business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" shall have the meaning ascribed to such term in the Securities Purchase Agreements, except that it shall also include any material adverse effect on the authority or ability of the Company to perform its obligations under this Agreement and the New Warrants (collectively, the "Exchange Transaction Documents").

b.                  Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Exchange Transaction Document and to issue the New Common Shares and the New Warrants in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Exchange Transaction Document by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Common Shares and the New Warrants, have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. Each Exchange Transaction Document has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

c.                   Issuance of Securities. The issuances of the New Common Shares and the New Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. To the extent the Company increases its authorized shares of Common Stock at any time after the date hereof, it shall reserve for issuance upon exercise of the New Warrants no less than the maximum number shares of Common Stock issuable upon exercise of the New Warrants (the "New Warrant Shares") (or such lesser number of shares that is then authorized) and any such increase of authorized shares of Common Stock shall be allocated pro rata among the Holder and the Other Holder(s) based on the number of shares of Common Stock underlying the New Warrant issued to the Holder and the New Warrant (as defined in the Other Agreement(s)) issued to the Other Holder(s)), without giving effect to any limitation on exercise set forth therein. The New Common Shares and, upon exercise of the New Warrants in accordance with the terms thereof, the New Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of New Common Shares and the New Warrants in conformity with this Agreement constitute transactions exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act. The Company acknowledges and agrees that in accordance with Rule 144 under the Securities Act, the holding period of (i) the New Common Shares and the New Warrants may be tacked onto the holding period of the Existing Warrants and (ii) the New Warrant Shares may be tacked onto the holding period of the New Warrants if and only if the New Warrants are exercised on a cashless basis. The Company agrees not to take any position contrary to this Section 3(c). The Company shall take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the New Common Shares, the New Warrants and, if the New Warrants are exercised on a cashless basis, the New Warrant Shares that are freely tradable on the Trading Market without restriction and not containing any restrictive legend without the need for any action by the Holder.

d.          Blue Sky. The Company shall make all filings and reports relating the Exchange required under applicable securities or "Blue Sky" laws of the states of the United States following the date hereof, if any.

e.          No Conflicts. The execution, delivery and performance of this Agreement and the other Exchange Transaction Document by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the issuance of the New Common Shares and the New Warrants and reservation for issuance and issuance of the New Warrant Shares upon increase of the Company's authorized shares of Common Stock) will not (i) result in a violation of the Articles of Incorporation or Bylaws of the Company, any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Trading Market and applicable laws of the State of Nevada and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

f.                  Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

g.                  Absence of Litigation. There are no legal or governmental investigations, actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company, its Subsidiaries or any of its properties or to which the Company or its Subsidiaries is or may be a party or to which any property of the Company is or may be the subject that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

h.                  Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable the Company's issuance of the New Common Shares, the New Warrants and the New Warrant Shares and the Holder's ownership of such securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the New Common Shares, the New Warrants and the New Warrant Shares and the Holder's ownership of such securities. The Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

i.                    Company Representations and Warranties. The Company specifically acknowledges that the Holder would not enter into this Agreement or any related documents in the absence of the Company's representations, warranties and acknowledgments set out in this Agreement, and that this Agreement, including such representations, warranties and acknowledgments, are a fundamental inducement to the Holder, and a substantial portion of the consideration provided by the Company in this transaction, and that the Holder would not enter into this transaction but for this inducement. The Company understands that, unless the Company notifies the Holder in writing to the contrary before the Closing, each of the Company's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date.

j.                    Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K on or before 8:30 a.m., New York City time, on January 28, 2020, describing the terms of the transactions contemplated by the Settlement Agreement and this Agreement, all in the form required by the Exchange Act and attaching the form of the Settlement Agreement, the form of this Agreement, the form of the New Warrants (and all schedules and exhibits thereto not otherwise attached), as exhibits to such filing (including all attachments, the "8-K Filing"). As of immediately following the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing or in prior filings with the Commission. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to the Holder without the Holder's prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.

k.                  Shell Company Status. The Company is not, and since June 1, 2005 has not been, an issuer identified in, or subject to, Rule 144(i). More than one (1) year has elapsed from the date that the Company filed its "Form 10 information" with the Commission reflecting its status as an entity that is no longer described in Rule 144(i)(1)(i).

l.                   Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the Other Agreements (as defined in Section 7(h)), the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, "SEC Reports" means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

m.                  Fees and Expenses. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount, which shall not exceed $_________ provided that the Closing occurs on or prior to January 29, 2020 and_absent any breach by the Company of any agreement between the Company and the Holder, to _________ (the "Holder Counsel Expense") within four (4) Business Days of receiving the invoice of _________by wire transfer of immediately available funds in accordance with the written instructions of _________. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(4)	Conditions to Company's Obligations Hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

a.            The Holder shall have executed this Agreement and delivered the same to the Company; and

b.           The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(5)	Conditions to Holder's Obligations Hereunder.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

a.            The Company shall have executed this Agreement and delivered the same to the Holder;

b.            The Company shall have delivered an instruction letter to the Company's transfer agent instructing the transfer agent to deliver the New Common Shares to the Holder by crediting such New Common Shares to the Holder's balance account with The Depository Trust Company through its Deposit / Withdrawal at Custodian system in accordance with the provisions of Section 1(b) hereof, counsel for the Company shall have delivered any legal opinion to the Company's transfer agent requested by the transfer agent in connection with such delivery and the Company's transfer agent shall have delivered such New Common Shares to such balance account;

c.            The Company shall have duly executed and delivered to the Holder the New Warrants (allocated in such amounts as the Holder shall request) being acquired by the Holder at the Closing pursuant to this Agreement, as set forth on the Holder's signature page attached hereto;

d.            The Company shall have obtained the listing of the New Common Shares and the New Warrant Shares on each Trading Market on which the Common Stock is then listed for trading;

e.            The representations and warranties of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

f.             The Common Stock (I) shall be designated for quotation or listed on the Trading Market and (II) shall not have been suspended, as of the Closing Date, by the Commission or the Trading Market from trading on the Trading Market as of the Closing Date, in writing by the Commission or the Trading Market; and

g.            The Company shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

(6)           Securities Purchase Agreement. The Company and the Holder agree that the following sections of the Securities Purchase Agreement shall survive and be amended as follows:

a.            Section 4.1 of the Securities Purchase Agreement (Removal of Legends), which shall apply to the New Warrant Shares if and only if the New Warrants are being exercised by paying the Exercise Price (as defined in the New Warrants) in cash;

b.            Section 4.2 of the Securities Purchase Agreement (Furnishing of Information);

c.            Section 4.3 of the Securities Purchase Agreement (Integration);

d.            Section 4.5 of the Securities Purchase Agreement (Shareholder Rights Plan);

e.            Section 4.8 of the Securities Purchase Agreement (Indemnification of Purchasers);

f.             Section 4.11 of the Securities Purchase Agreement (Participation in Future Financing). Notwithstanding anything to the contrary, the Holder acknowledges that the rights set forth in Section 4.11 of the Securities Purchase Agreement expire on March 1, 2020;

g.            Section 4.15 of the Securities Purchase Agreement (Capital Changes); and

h.            Section 4.16 of the Securities Purchase Agreement (Exercise Procedures).

From and after the Closing Date, any reference in the foregoing sections of the Securities Purchase Agreement to (i) "Purchaser" shall include the Holder, (ii) the "Warrants", shall include the New Warrants, (iii) the "Warrant Shares", shall include the New Warrant Shares, (iv) the "Shares", shall include the "New Common Shares", (v) the "Securities", shall include the New Common Shares, the New Warrants and the New Warrant Shares, (vi) "this Agreement" shall include this Agreement and (vii) the "Transaction Documents" shall include the Exchange Transaction Documents.

Except as expressly set forth in this Section 6 and all related definitions set forth in the aforementioned section of the Securities Purchase Agreement or otherwise referenced in this Agreement, the Securities Purchase Agreement is hereby terminated as of the Closing Date and will be of no further force or effect, and all provisions of, rights granted, covenants, and obligations of the Parties made in the Securities Purchase Agreement are hereby waived, released and superseded in their entirety and shall have no further force and effect.

(7)	Termination.

In the event that the Closing shall not have occurred on or before the fifth (5th) Business Day from the date hereof due to the Company's or the Holder's failure to satisfy the conditions set forth in Sections 4 and 5 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to the other party to this Agreement and without liability of such party to the other party. Without limiting the generality of the foregoing, if the Closing does not occur on or prior to January 29, 2020 due to the Company's failure to satisfy the conditions set forth in Sections 5 (and the Holder does not elect to waive such unsatisfied condition(s)), (i) the Company shall promptly, but in any event within two (2) Business Days of the delivery by the Holder of a written termination notice to the Company, pay to the Holder an amount in cash equal to $2,750,000 by wire transfer of immediately available funds in accordance with the Holder's wire instructions set forth in such termination notice and (ii) the Exercise Price (as defined in the Existing Warrants) shall automatically and without any action by the Company or the Holder be deemed amended to equal $3.00 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof).

(8)	Miscellaneous.

a.             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 8:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 8:00 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

b.            Survival; Successors and Assigns. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the New Common Shares and the New Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

c.            Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

d.            Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

e.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Exchange Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Exchange Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Exchange Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Exchange Transaction Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f.              Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

g.             Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

h.             Independent Nature of Holders' Obligations And Rights. The obligations of the Holder under this Agreement and any other holder (collectively, the "Other Holders") of Existing Warrant under any other agreement substantially similar to this Agreement (the "Other Agreements") are several and not joint with the obligations of any of the Holders, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any Other Agreement. The Company acknowledges and the Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

i.           Amendment. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

NANOVIRICIDES, INC.

By:
Name:
Title:

Address for delivery of Existing Warrants:

NanoViricides, Inc.
1 Controls Drive
Shelton, Connecticut 06484

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

Number of Existing Warrants to be surrendered in the Exchange: 173,611

Number of New Common Shares to be issued in the Exchange: 338,612

Number of New Warrants to be issued in the Exchange: 173,611

Address for delivery of New Warrants:

EXHIBIT A

Form of New Warrant

See attached.